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                                                                      EXHIBIT 23








                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of our report dated March 7, 2000 appearing in this Annual Report on Form 10-K of Vornado Realty Trust for the year ended December 31, 1999:


Vornado Realty Trust:
        Registration Statement No. 333-64015 on Form S-3
        Amendment No. 1 to Registration Statement No. 333-50095 on Form S-3 Registration Statement No. 333-52573 on Form S-8
        Registration Statement No. 333-29011 on Form S-8
        Registration Statement No. 333-09159 on Form S-8
        Registration Statement No. 333-76327 on Form S-3
        Amendment No. 1 to Registration Statement No. 333-89667 on Form S-3 Registration Statement No. 333-81497 on Form S-8


Vornado Realty Trust and Vornado Realty L.P. (Joint Registration Statements):
        Amendment No. 4 to Registration Statement No. 333-40787 on Form S-3 Amendment No. 4 to Registration Statement No. 333-29013 on Form S-3




DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 7, 2000